Exhibit 4.18

EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of May 30, 2024, among CREDIT SUISSE (USA) LLC (formerly CREDIT SUISSE (USA), INC. and CREDIT SUISSE FIRST BOSTON (USA), INC.), a Delaware limited liability company (“CS USA”), UBS GROUP AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (“UBS Group”), CREDIT SUISSE AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (“CS AG”), UBS AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (“UBS AG”) and THE BANK OF NEW YORK MELLON (formerly THE BANK OF NEW YORK), as trustee under the Indenture referred to herein (the “Trustee”).

RECITALS

WHEREAS, CS USA has previously issued $742,344,000 aggregate principal amount of 7 1/8% Notes due July 15, 2032 (the “Securities”) under a senior indenture, dated as of June 1, 2001, between CS USA and the Trustee, as amended by the First Supplemental Indenture, dated as of March 26, 2007, among CS USA, Credit Suisse Group AG (“CSG”), CS AG and the Trustee, and the Second Supplemental Indenture, dated as of June 9, 2023, among CS USA, UBS, CSG, CS AG and the Trustee (as heretofore amended and supplemented, the “Indenture”);

WHEREAS, pursuant to Section 266 of the Delaware General Corporation Law, on May 1, 2024, Credit Suisse (USA), Inc. converted to a limited liability company governed by the Delaware Limited Liability Company Act and changed its name to Credit Suisse (USA) LLC;

WHEREAS, UBS AG and CS AG entered into a merger agreement on December 7, 2023 (as amended or restated from time to time), pursuant to which they agreed to a merger by absorption under Swiss law (Absorptionsfusion), whereby Credit Suisse AG will be absorbed by UBS AG (the “Merger”);

WHEREAS, effective upon registration of the Merger with the commercial registers of the Canton of Zurich and the Canton of Basel-City in Switzerland (such date of registration, the “Effective Date”), CS AG will cease to exist and all of its assets, liabilities and contracts (including its obligations under the Bank Guarantee (as defined in the Indenture) and the Indenture) will automatically transfer to, and be absorbed and taken over by, UBS AG by operation of Swiss law (Universalsukzession);

WHEREAS, pursuant to Section 5.03 of the Indenture, UBS AG desires to assume all of the obligations of CS AG on the Bank Guarantee by CS AG of the Securities and under the Indenture on the terms and conditions set forth in the Indenture and herein with effect as of the Effective Date;

WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid and binding instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

WHEREAS, Section 9.01(b) of the Indenture provides that, without the consent of the Holders, CS USA, UBS Group, CS AG and the Trustee may enter into a supplemental indenture to amend or supplement any of the provisions of the Indenture to comply with Article 5 of the Indenture;

WHEREAS, Section 9.01(h) of the Indenture provides that, without the consent of the Holders, CS USA, UBS Group, the Bank Guarantor and the Trustee may enter into a supplemental indenture to amend or supplement any of the provisions of the Indenture to make any change that does not materially and adversely affect the rights of any Holder; and

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, CS USA, UBS Group, CS AG, UBS AG and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF OBLIGATIONS.

(a) Credit Suisse (USA) LLC hereby acknowledges that by operation of Delaware law, and with effect as of May 1, 2024, it became the “Company” under the Indenture and the Securities and assumed all of the Company’s rights and obligations thereunder.

(b) Pursuant to and in accordance with Section 5.03 of the Indenture and by operation of Swiss law, and with effect as of the Effective Date, UBS AG shall succeed to, and be substituted for, and may exercise every right and power of, CS AG under the Bank Guarantee and the Indenture with the same effect as if UBS AG had been named as the “Bank Guarantor” under the Indenture, the Bank Guarantee and the Securities. As of the Effective Date, UBS AG hereby (i) assumes all of CS AG’s obligations under the Bank Guarantee and the Indenture on the terms and subject to the conditions set forth in this Third Supplemental Indenture and in the Indenture and (ii) undertakes in favor of each Holder to be bound by the terms and conditions of the Bank Guarantee and the provisions of the Indenture with the same effect as if UBS AG had been named as the “Bank Guarantor” under the Indenture, the Bank Guarantee and the Securities.

3. GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS; SOVEREIGN IMMUNITY.

(a) The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Third Supplemental Indenture.

(b) Each of UBS Group, CS AG and UBS AG agrees that any suit, action or proceeding against it arising out of or based upon the Indenture, this Third Supplemental Indenture,

the Securities or the Guarantees may be instituted in any state or federal court in the Borough of Manhattan, The City of New York (each, a “Proceeding”), and waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such Proceeding. Each of UBS Group and UBS AG has appointed UBS AG, New York Branch, at 1285 Avenue of the Americas, New York, NY 10019, as its authorized agent (the “UBS Authorized Agent”) upon whom process may be served in any Proceeding, and each of UBS Group and UBS AG expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. CS AG has, until the Effective Date, appointed CS USA, at 11 Madison Avenue, New York, New York 10010, as its authorized agent (the “CS Authorized Agent” and, together with the UBS Authorized Agent, the “Authorized Agents” and each, an “Authorized Agent”) upon whom process may be served in any Proceeding, and it expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Each of UBS Group, UBS AG and CS AG hereby represents and warrants that its respective Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred. If at any time any Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding, each of UBS Group, UBS AG or CS AG, as applicable, will immediately appoint an Authorized Agent upon whom such process may be served. Until the Indenture and this Third Supplemental Indenture are terminated or, with respect to CS AG only, until the Effective Date, each of UBS Group, UBS AG and CS AG shall maintain an Authorized Agent in The City of New York, and each of UBS Group, UBS AG and CS AG agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon UBS Group, UBS AG or CS AG, as applicable.

(c) To the extent that each of CS USA, UBS Group, CS AG and UBS AG is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to CS USA, UBS Group, CS AG, or UBS AG, as applicable, such an immunity (whether or not claimed), each of CS USA, UBS Group, CS AG and UBS AG hereby irrevocably waives and agrees not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which it or its property might otherwise be entitled in any Proceeding, or any suit, action or proceeding against it arising out of or based upon the Indenture, this Third Supplemental Indenture, the Securities or the Guarantees which may be instituted in any competent court in Switzerland, but only to the extent necessary for enforcement of the obligations of CS USA, UBS Group, CS AG or UBS AG hereunder, as applicable. The agreements and waiver contained in this Section 3 are intended to be effective upon the execution of this Third Supplemental Indenture without any further act by CS USA, UBS Group, CS AG or UBS AG before any such court and introduction of a true copy of this Third Supplemental Indenture into evidence shall be conclusive and final evidence of such waiver.

(d) Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Third Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

4. TRUST INDENTURE ACT OF 1939. This Third Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

5. COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Third Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Third Supplemental Indenture or in any other certificate, agreement or document related to this Third Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The recitals contained herein shall be taken as statements of CS USA, UBS Group, CS AG and UBS AG and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity, sufficiency or adequacy of this Third Supplemental Indenture.

8. PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Third Supplemental Indenture or the Indenture or any provision herein or therein contained.

9. SEVERABILITY. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

10. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

11. NOTICES. With effect as of the Effective Date, Section 10.02 of the Indenture is hereby amended by replacing the first paragraph thereof, the references to addresses and the subparagraph immediately thereafter with the following:

Any notice or communication shall be sufficiently given if written and (a) if delivered in person, when received or (b) if mailed by first class mail, 5 days after mailing, or (c) as among CS USA, UBS Group, UBS AG and the Trustee if sent or electronic transmission, when transmission is confirmed, in each case addressed as follows:

If to CS USA:

Credit Suisse (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Email: OL-GT-Funding@ubs.com

Attention: Group Treasury

If to UBS Group:

UBS Group AG

Bahnhofstrasse 45

8001 Zurich, Switzerland

Email: OL-GT-Funding@ubs.com

Attention: Group Treasury

If to UBS AG:

UBS AG

Bahnhofstrasse 45

8001 Zurich, Switzerland

Email: OL-GT-Funding@ubs.com

Attention: Group Treasury

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attention: Corporate Trust Administration

Telephone: +1 212 815 5723

Email: Janet.Y.Wong@bnymellon.com

CS USA, UBS Group, UBS AG or the Trustee by written notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

12. ELECTRONIC MEANS. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), pursuant to this Third Supplemental Indenture and related documents sent by Electronic Means; provided, however, that all Parties shall provide to the Trustee an incumbency certificate listing officers or other persons with the authority to provide such Instructions or directions and containing specimen signatures of such authorized officers or persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Parties elect to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. All Parties understand and agree that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an authorized officer or person listed on the incumbency certificate provided to the Trustee have been sent by such authorized officer or person. The Parties shall be responsible for ensuring that only authorized officers or persons transmit such Instructions to the Trustee and that the Parties and all respective authorized officers or persons are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Parties. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Parties agree (i) to assume all risks arising out of its use of Electronic Means to submit Instructions to the Trustee, including the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Parties; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE (USA) LLC, as the Company under the Indenture,

By:	/s/ Christopher Chadie

Name:	Christopher Chadie
Title:	Authorized Person

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UBS GROUP AG, as the Group Guarantor under the Indenture,

By:	/s/ Kevin Tillotson

Name:	Kevin Tillotson
Title:	Authorized Person

By:	/s/ Antonio Boné

Name:	Antonio Boné
Title:	Authorized Person

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE AG, as the existing Bank Guarantor under the Indenture,

By:	/s/ Noah Lee

Name:	Noah Lee
Title:	Authorized Person

By:	/s/ Christopher Chadie

Name:	Christopher Chadie
Title:	Authorized Person

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UBS AG, as the successor Bank Guarantor under the Indenture,

By:	/s/ Kevin Tillotson

Name:	Kevin Tillotson
Title:	Authorized Person

By:	/s/ Antonio Boné

Name:	Antonio Boné
Title:	Authorized Person

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BANK OF NEW YORK MELLON, as the Trustee

By:	/s/ Francine Kincaid

Name:	Francine Kincaid
Title:	Vice President

[Signature Page to Third Supplemental Indenture]